The Mosaic Company Overview and Fiscal 2006 Outlook Fritz Corrigan, President & CEO December 7, 2005 Exhibit 99.2

Thank you and good afternoon. I am Fritz Corrigan, President and CEO of The Mosaic Company.

November 2005 2
Forward - Looking Statements
Certain statements contained herein or made today constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Although we believe that the assumptions made in connection with the forward-looking statements are reasonable, these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of The Mosaic Company, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted in or expressed or implied by such forward-
looking statements. Factors affecting forward-looking statements may include, among others, the ability to successfully integrate the former operations of IMC and the Cargill fertilizer businesses; the ability to fully realize the expected cost savings from the business combination between IMC and the Cargill fertilizer businesses within expected time frames; the ability to develop and execute comprehensive plans for asset optimization and/or rationalization; the financial resources of, and products available to, Mosaic’s competitors;
the retention of existing, and continued attraction of additional, customers and key employees; changes in the outlook of the nitrogen, phosphate or potash markets; changes in the costs of raw materials or energy; the effect of any conditions or restrictions imposed on or proposed with respect to Mosaic by regulators; the effect of legislative or regulatory changes in jurisdictions where Mosaic operates; the ability of Mosaic to obtain the regulatory permits necessary for the continued operation of its businesses in a manner consistent with current practices or anticipated expansions; contingencies related to environmental liability under U.S. federal and state and foreign environmental laws and regulations; adverse weather conditions affecting our operations in central Florida or the Gulf Coast of the United States, including the impact of potential hurricanes or excess rainfall; the rating of The Mosaic Company’s and Mosaic Global Holding Inc.’s securities and the changes that may occur in the U.S. securities markets; and the factors described in our filings with the SEC, including our quarterly report on Form 10-Q for the fiscal year ended August 31, 2005.
This presentation may not be distributed, reproduced, or used without the express written consent of The
Mosaic Company.
Safe Harbor Statement

Before we start today, I want to remind you that there are forward-looking statements in this presentation. The remarks made today are based on information and understanding that we believe to be accurate as of today’s date. Actual results may differ from those set forth in the forward looking statements.

November 2005 3 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook Presentation Outline

Today I’d like to give you an overview of Mosaic, discuss our business segments and our strategy. I will focus especially on the phosphate outlook as you already have heard about the outlook for nitrogen and potash. I’ll also address Mosaic’s priorities for fiscal 2006 and give you an overview of our expectations for the fiscal year. Please note that our fiscal year ends on May 31st.

November 2005 4
Mosaic Profile
The Company
Formed on October 22, 2004 through the combination of Cargill Crop
Nutrition and IMC Global
Headquartered in Plymouth, MN
Management
CEO and President:  Fritz Corrigan
EVP and CFO:  Larry Stranghoener
Selected the best people from both companies to fill out management team
Countries where we have assets and/or employees who provide crop nutrition solutions:
United States and Canada
Argentina, Brazil, Chile, and Mexico in Latin America
China, India, and Thailand
France, Ukraine and Russia in Europe
Services customers in nearly 50 countries.
Locations
Employees
Approximately 8000 employees worldwide
Among the best in the business because they are richly diverse in their skills, experiences and backgrounds.

Just over one year ago, the combination of Cargill Crop Nutrition and IMC Global was completed. With more than $5 billion in pro forma annual sales, a diversified business portfolio, and a global distribution network, Mosaic emerged as a leader in the crop nutrition industry.

The rationale for creating Mosaic included: synergy savings; a stronger balance sheet for the combined company; a diversified organization with the best attributes of both predecessor companies, and an extensive global production and distribution business.

In addition to those factors, our predecessor companies brought a history of operational excellence to Mosaic, and today, we believe we not only have the right business model, but also the right resources and team to advance our strong market position.

Financially Strong Low Cost Diversified Industry Leader Positioned to deliver superior returns during the cyclical swings in global crop nutrient markets Value Proposition

Our value proposition starts with becoming financially strong. Cargill’s crop nutrition business was contributed with very little debt. Thus, Mosaic’s credit ratings have improved versus IMC’s prior ratings and we intend to further strengthen the balance sheet to achieve investment grade ratings.

We are already a low cost producer, but the combination will result in the opportunity to further reduce costs for our phosphate business. The new company is also more diversified with production of all three major nutrients plus an international distribution system. We are positioned to deliver good financial results.

November 2005 6 Mosaic Net Sales by Business Segment Potash 22% Offshore 24% Phosphate 52% Nitrogen 2% 9/1/2004 – 8/31/2005 Total Net Sales were $5.1 billion

For the last twelve months ending August 31, 2005, Mosaic’s net sales were $5.1 billion. Approximately half of our net sales were from the Phosphate business with 24% from our Offshore business; 22% from the Potash business segment and 2% from the Nitrogen business.

Millions $
Potash
Phosphate
Nitrogen
Offshore
Other

November 2005 7 Mosaic Operating Earnings by Business Segment -37.1 8.1 165.1 326.2 -8.8 -100 0 100 200 300 400 LTM Ending 8/31/2005 Total Operating Earnings - $453.5 million

This chart shows Mosaic’s operating earnings by business segment. It does not include equity income from Mosaic’s investments in non-consolidated joint ventures, which was $56 million in Fiscal 2005. Potash is our star performer with operating earnings of $326 million, or about two-thirds of the total. Our phosphate business segment had earnings of $165 million or about one-third of earnings.

Nitrogen earnings were $8 million and Offshore earnings were slightly negative due to weak market conditions in Brazil.

One of the reasons for the merger is the opportunity to significantly improve Phosphate’s profitability. We began to see improved phosphate earnings in the fourth quarter of Fiscal 2005 and this continued into our first quarter of 2006.

November 2005 8 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook Presentation Outline

Next I will discuss Mosaic’s phosphates business along with the global market outlook.

Hopewell
Bartow / Mulberry
Riverview
Polk
Green Bay
New Wales
Hookers Prairie
South Pierce
Hillsborough
Lonesome (***)
Ft. Meade (*)
South Ft. Meade
Ft. Green
Four Corners
Hardee
Wingate
Ona (**)
Manatee
Pioneer (**)
Rock Mine / Beneficiation Plant
Processing Plant
(*) Idled
(**) Proposed Mine
(***) Proposed Screening Station
De Soto
Pine Level (**)

November 2005 9
Top Five Rock Producers  2004
0 5 10 15 20 25 30
OCP
Mosaic
PhosAgro
GCT
PotashCorp
Million Tonnes Rock
Phosphate Rock Production  2004
PhosAgro
6%
OCP
18%
PotashCorp
5%
GCT
5%
Mosaic
14%
Other
52%
Mosaic: The Phosphate Leader
Rock Mining Operations

Mosaic is a leader in the phosphate business. As you can see from this slide, we currently have six active mining locations in Central Florida. These mines are capable of producing 21 million tonnes of phosphate ore that is ready for further processing each year. The combination of mine locations that you see on the map is a result of multiple previous owners each building their own mine capacity. As you might imagine, this creates many of the synergy opportunities we are pursuing.

As you can also see from right side of the chart, our capacity and performance in the mining arena places us second in the world to OCP of Morocco in terms of total tons mined each year, as we account for approximately 14% of global phosphate rock production.

Riverview
Hopewell
Bartow / Mulberry
Green Bay
Polk
New Wales
Hookers Prairie
South Pierce
Hillsborough
Kingsford
Ft. Meade (*)
Lonesome (***)
South Ft. Meade
Ft. Green
Four Corners
Hardee
Wingate
Ona (**)
Manatee
Pioneer
Rock Mine / Beneficiation Plant
Processing Plant
(*) Idled
(**) Proposed Mine
(***) Proposed Screening Station
LA
Faustina
Uncle Sam

November 2005 10
Phosphate Fertilizer Capacity 2005
Other
68%
OCP
4%
PhosAgro
3%
CF
Industries
3%
Mosaic
18%
PotashCorp
4%
Top Five Phosphate Fertilizer Players by Capacity
2005
0 2 4 6 8 10 12 14
Mosaic
OCP
PotashCorp
PhosAgro
CF Industries
MMT DAP+MAP+TSP+MES
Mosaic: The Phosphate Leader
Phosphate Fertilizer Operations
Mosaic’s Uncle Sam facility produces only
phosphoric acid.  Acid from this facility is
barged to Faustina where it is granulated into
DAP and MAP using ammonia that is
produced on-site.  Mosaic has closed
permanently the smaller acid plant at Faustina
and the granulation plant at Taft.  Both plants
will be dismantled in 2005/06.

Phosphate rock, of course, is the primary building block for the finished crop nutrient products that our customers and their customers – the farmer - can actually use. This is the product that we actually ship.

Mosaic’s capabilities lie in the five manufacturing facilities in Florida as well as one in Louisiana where we produce phosphate products such as DAP, MAP and TSP. The charts to the side show that Mosaic accounted for 18% of world phosphate production in 2005 and approximately 61% of the U.S. total. Mosaic is larger than the next four largest competitors combined and is truly the global phosphate leader.

November 2005
World Processed Phosphate Import Demand
Processed Phosphate Trade
0
5
10
15
20
25
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05E 06F
MMT
Source: Fertecon and Mosaic
Processed Phosphate Import Demand by Region
0
2
4
6
8
10
12
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05E 06F
MMT
Asia Europe L Amer
Source: Fertecon and Mosaic
Processed phosphate
includes DAP, MAP and TSP

In 2005, world processed phosphate import demand is projected to decline by around 2% to 21 million metric tonnes.

Brazil has been a slow market in 2005 but this has been partially offset by growth in Asia, particularly India and Pakistan.

In 2006, world import demand is forecast to decline by about 4% to 5% due to a decline in China, a pull-back in India from very high levels and just a modest recovery in Brazil.

November 2005 12
India and Pakistan Processed Phosphate Imports
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
4.0
4.5
95 96 97 98 99 00 01 02 03 04 05E 06F
Source:  IFA and Mosaic
MMT
India Pakistan
Strong Growth in India and Pakistan

A key factor in the phosphates market in 2005 has been the strong Asian demand. As already noted, we are seeing a large increase in India’s and Pakistan’s imports. This has been due to strong GDP growth and good monsoons resulting in strong demand growth. In 2005, imports from these countries are projected at 3.5 million tonnes, the highest level since 1999.

We are forecasting a decline of about one million tonnes in 2006 due to higher domestic production in India, though this is still uncertain. In fact, recent reports suggest that we may be conservative and that demand may be stronger in India than indicated in this chart.

November 2005 13 Brazil Market Remains Weak Brazilian Processed Phosphate Imports 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 95 96 97 98 99 00 01 02 03 04 05E 06F Source: ANDA and Mosaic MMT TSP DAP MAP

In 2003 and 2004, Brazil showed remarkable growth in imports of 47% and 14% respectively. However, imports are expected to decline 40% in 2005 due to the appreciation of the real, lower soybean prices, higher input costs and a severe drought in Southern Brazil. We are projecting a modest recovery in 2006 which could be stronger if the real depreciates or soybean prices rebound.

November 2005 14
Phosphate Export Supply Declining
Processed phosphate
includes DAP, MAP and TSP
Processed Phosphate Export Supply by Region
0
2
4
6
8
10
12
14
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05E 06F
MMT
USA Africa & Mideast FSU
Source: Fertecon and Mosaic

The U.S. phosphate industry exported 12 million tonnes of processed phosphate per year during the last half of the 1990s. These exports have dropped to the 9.2 to 9.4 million tonne range since 2000.

As already noted, world phosphate trade is expected to decline 2% in 2005. U.S. processed phosphate exports are projected to be about unchanged at 9.2 million tonnes in 2005.

In 2006, world exports are forecast to decline by about 4% to 5% with U.S. exports declining approximately one million tonnes. As you will see, however, this will be matched by a decline in supply.

November 2005 15
U.S. Phosphates Production Lower
Mosaic announces 400,000 to 600,000 tonnes cutback
from Nov 05 to Mar 06
U.S. Industry events including recent closing of U.S.
Agri-Chem and Mississippi Phosphates idled Sept 05 –
Jan 06 due to Hurricane Katrina
Mosaic reduces phosphate sales volume guidance by
500,000 tonnes to 9.7 – 10.1 million tonnes for Fiscal
2006

We estimate that Industry capacity will decline by about 1.2 million tonnes of finished phosphate fertilizer and assist in bringing the phosphate market to a balanced situation in 2006. This is, in part, due to the recent closure of the U.S. Agri-Chemical plant in Florida. In addition, Mississippi Phosphates is temporarily idled following damage from Hurricane Katrina.

Finally, Mosaic recently announced temporary production reductions to balance our supply to slow purchasing activity. North American farmers have delayed purchases and the export market has slowed. We do not intend to build high-cost inventories based on record high ammonia prices which would likely result in lower cash margins. As a result, we have chosen to actively manage our inventory, which will help reduce Mosaic’s working capital during this period. However, idling some of our phosphate capacity will result in higher costs per tonne due to additional fixed cost absorption charges.

November 2005 16
U.S. Phosphoric Acid Operating Rate Remains High
U.S. Phosphoric Acid Production and Operating Rate
4
5
6
7
8
9
10
11
12
13
95 96 97 98 99 00 01 02 03 04 05 06F
Fertilizer Year Ending June 30
MMT P
2
O
5
55%
60%
65%
70%
75%
80%
85%
90%
95%
100%
For DAP/MAP/TSP For Other Capacity Operating Rate

Phosphoric acid is the most comprehensive measure of phosphate production. After bottoming at 78% of capacity in 2000/01, the U.S. phosphoric acid operating rate has climbed steadily to the mid-90% range today.

This trend is the result of both permanent plant closures as well as increases in acid production.

Acid output has increased to make more high analysis fertilizer such as DAP, MAP and TSP, but more acid is also required to meet the growing demand for other uses, such as feed phosphates and industrial products. Acid demand for these products has increased from 2.2 million tonnes P2O5 in 2000/01 to 3.0 million tonnes in 2004/05. U.S. idle capacity in 2006 is predicted to be remain low in 2006.

November 2005 17 DAP Prices near record highs DAP Prices fob Tampa Vessel 130 150 170 190 210 230 250 270 95 96 97 98 99 00 01 02 03 04 05 06 $ MT Source: Fertecon

Now let’s look at phosphate prices. DAP prices have been on the rise for the last three years and reached $265 per tonne fob Tampa in July. Prices have remained at these high levels due largely to strong demand from India and Pakistan and the tightening supply/demand balance in the global phosphate market, though we are facing heightened seasonal challenges.

November 2005 18
DAP Market Margins Pressured by Raw Materials
DAP Margin Before Rock
Calculated from Published Spot Prices for a Central Florida Plant
30
40
50
60
70
80
90
100
110
120
130
140
150
85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06
$ ST
Source: Fertecon, Green Markets, Mosaic

We manage our business based on margins. This chart shows the DAP market margin, or DAP margin minus sulfur and ammonia costs. Similar to the price trend, the DAP market margin has also been increasing, particularly over the last year and was also recently near a 20-year high – due largely to a strong export market.

Raw material prices and their volatility continue to concern us, however, and are a greater concern today due to the recent increases in natural gas costs. Ammonia prices have recently risen to near $400 per tonne in Tampa and resulted in a decline in the market margin. As already noted, this decline in margins combined with slow demand is one of the reasons why we will temporarily reduce phosphates production at some of our locations in Florida.

November 2005 19 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook Presentation Outline

I’ll turn now to Potash, where we have a strong position in an attractive industry.

Colonsay
(Shaft)
Esterhazy K1 & K2
(Shaft)
Belle Plaine
(Solution)
Hersey
(Solution)
Red Muriate
White Muriate
K-Mag
Carlsbad
(Shaft)
Mosaic North America Potash Operations

Mosaic

November 2005 20
Export Shipments
3.50 mmt
41% of Total
North American Shipments
5.10 mmt
59% of Total
Top 5 Export Markets
China
Brazil
India
Indonesia
Malaysia
Potash - World Scale and Low Cost Operations

Potash is a business with good supply - demand fundamentals, strong prices and margins, and good cash flow. We operate four significant mines in Canada as well as two in the United States.

About 59% of our product is shipped into the North American market where Mosaic is a significant market participant.

Mosaic exports the remaining 41% mainly through Canpotex, the export association of Saskatchewan potash producers. Mosaic accounts for about 37% of Canpotex exports and they are expected to have record high exports in calendar 2005.

November 2005 21
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
Rest of the Industry Mosaic Mines
Source: British Sulphur
Mosaic: Low Cost Operations
Mosaic’s four Canadian facilities rank among
the lowest cost mines worldwide

Mosaic has a good cost structure in this industry, as do all of the Saskatchewan potash producers. Our one higher-cost potash mine produces a profitable specialty product. We have previously announced a 500,000 tonne per year expansion at our Esterhazy mine which is expected to be onstream by the end of next summer.

November 2005 22
2004 Estimated Potash Production by Company
PCS
15.4%
Belaruskali
14.8%
Kali & Salz
11.6%
Uralkali
9.7%
Silvinit
8.2%
APC
3.7%
Agrium
3.3%
Other
7.5%
Mosaic
15.4%
ICL
10.3%
World Potash Production 2004
31,240 MT K
2
O
Source: IFA & Mosaic

In 2004 Mosaic produced 15.4% of the world’s potash products, about the same as PCS. However, Mosaic produced approximately 580,000 tonnes K2O for PCS in 2004 or almost 2% of the world’s production. So, if you consider the tons toll-produced for PCS, we were the world’s largest potash producer in 2004 and we expect to remain one of the world’s largest producers in 2005.

November 2005 23
Mosaic Announces Lower Potash Production
and Sales Volume
Production reduced by approximately 200,000 million
tonnes per annum
•
Downtime during the upcoming holiday period
•
Lower production at Belle Plaine to reduce high-cost
natural gas consumption
Mosaic Potash sales guidance reduced by 400,000
tonnes to 7.9 – 8.3 million tonnes

Consistent with my prior comments relating to our Phosphate segment, Mosaic recently announced plans to reduce potash production by about 200,000 tonnes, by taking downtime during the upcoming holiday period. In addition we will reduce production rates at our Belle Plaine plant, which is a large consumer of natural gas. The potash market looks balanced, but we are seeing a seasonally slow period right now and so we felt it prudent to reduce our sales outlook for the current fiscal year. While industry inventories are rising, this is compared to record low levels a year ago.

November 2005 24
Potash prices stabilizing at high levels
Cornbelt-Saskatchewan Potash Prices
US$ ST Granular Grade
60
80
100
120
140
160
180
200
220
240
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06
Cornbelt Saskatchewan
Source: Green Markets

Potash prices are at record high levels. Prices were historically quite stable from 1990 to 2002, but the supply/demand situation tightened over the last three years because of high world demand growth. Therefore, prices have steadily climbed since mid-2003.

Demand growth was initially strong in Latin America, mainly Brazil, but this last year the growth has been in Asia, mainly in China. While potash price momentum has slowed, prices are expected to remain high with excellent margins.

No new greenfield potash mines are expected to come on-stream in the medium term, so the potash outlook remains solid.

November 2005 25 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook Presentation Outline

Our other two business segments are Nitrogen and Offshore.

500,000 metric ton ammonia plant that supplies DAP/MAP granulation requirements in Louisiana
Faustina
Saskferco (Equity Earnings of $15 mil for Fiscal 2005
JV with Investment Saskatchewan, Inc. (49%) and Citibank Canada (1%)
Owner and operator of 1.2 million metric ton nitrogen fertilizer plant located in Belle Plaine, Sask., across the road from the potash solution mine
Saskferco capacity totals 1.2 million tonnes of product with a sales mix of roughly 880,000 tonnes of granular urea, 230,000 tonnes of 28% UAN solution, 50,000 tonnes of MicroGran feed urea and 30,000 tonnes of ammonia
Highly energy efficient facility
Strong North American Nitrogen Position

Mosaic has a good North American Nitrogen position, primarily through our 50% equity investment in Saskferco – a nitrogen plant strategically located in Saskatchewan.

This facility has a competitive cost position as it is highly energy efficient, plus it is able to purchase lower price natural gas compared with U.S. plants. We earned $15 million in equity earnings from this investment in 2005.

November 2005 27
Distribution assets including port terminals, bagging lines, warehouses and blending/NPK plants in Argentina, Brazil, Canada,
Chile, China, India, Thailand, Ukraine and the United States
Approximately 1.0 million tonnes of owned storage capacity at two dozen facilities worldwide
SSP and feed phosphate production in South America and NPK
compound production and bulk blending plants in China
Strategic Equity Stakes (Equity earnings of $39 mil in fiscal 2005)
20% equity stake in Fosfertil, the largest phosphate and
nitrogen producer in Brazil.
35% equity stake in a 660,000 tonne DAP granulation plant
in Haikou, China
Offshore – Global Footprint in Attractive Markets

Our Offshore business segment differentiates Mosaic from our North American competitors. We have a large global production and distribution footprint in key growth markets, particularly in Latin America and Asia. It includes approximately one million tonnes of storage capacity at two dozen facilities worldwide.

In addition, we have SSP and feed production in Brazil and NPK compound and bulk blending plants in China. Finally, note that we had equity earnings of $39 million in this segment due to our equity positions in production facilities in Brazil and China.

November 2005 28
Distribution – A Competitive Advantage
Capturing time and place utility
Squeezing inefficiencies out of the supply
chain
Adding value by delivering crop nutrition
solutions
Harvesting market intelligence

Our distribution business today is a low margin business which nonetheless produces attractive returns on capital due to low capital intensity. Longer term, we believe there is a substantial opportunity to capture more value “Beyond the plant gate.” By combining our considerable agricultural experience and knowledge with our extensive global infrastructure, we believe we can better manage the inherent seasonality of the business, squeeze significant inefficiencies out of the supply chain, and deliver higher value solutions. All while harvesting useful market intelligence.

November 2005 29 Business Overview Phosphates Potash Nitrogen / Offshore Financial Outlook Presentation Outline

I will end with a brief financial review and outlook.

November 2005 30
Fiscal 2006 First Quarter Highlights
Net sales of $1.4 billion
Net earnings of $76.1 million
Improved Phosphate segment results with net sales of $865
million and operating earnings of $107 million
Strong Potash segment with net sales $268 million and
operating earnings of $99 million
Offshore net sales of $340 million and operating loss of $8
million
Equity earnings of $14 million from Brazil, China and
investment in Saskferco

For the first quarter of 2006 ended August thirty first, we earned $76.1 million or $0.18 per share with net sales of $1.4 billion.

During the first quarter, our Phosphate business showed continued improvement with earnings of $107 million, aided by a strong pricing environment and good market fundamentals.

Our Potash business continues to benefit from record high prices with earnings of $99 million. Sales volumes were soft in the quarter due to seasonal factors, including planned maintenance and expansion downtime.

Mosaic’s Offshore business segment had an operating loss of $8 million in the first quarter, mainly the result of continued poor farm economics in Brazil, which we hope will slowly improve in calendar year 2006. Finally, our investments in non-consolidated companies contributed $14 million for the quarter, an increase of 45% compared with a year ago.

November 2005 31 Mosaic’s Balance Sheet Highlights 42.8% $6.1 million $3.5 billion $2.6 billion Debt:Capital Ratio Total Capital Total Equity Total Debt 8-31-05

I would like to quickly highlight some of Mosaic’s balance sheet information as information of August 31, 2005. Our total debt was $2.6 billion and total capital was $6.1 billion giving us a debt-to-capital ratio of 42.8%. One of our key goals is to strengthen the balance sheet and achieve investment grade ratings.

November 2005 32
Fiscal 2006 Mosaic Financial Outlook
Phosphate sales volume of 9.7 to 10.1 million tonnes
Potash sales volume of 7.9 to 8.3 million tonnes
S,G&A cost projected at about $60 million per quarter,
including new ERP costs
Interest cost expected about $40 million per quarter including about $12 million of amortization credit
Capital Expenditures expected of $350 to $400 million
including some synergy projects
Equity Earnings projected to range from $35 to $50 million
Focus on generating cash and lowering costs, including
synergy capture

For 2006, we are focused on earnings and cash generation. We are projecting phosphate sales volumes of 9.7 to 10.1 million tonnes for fiscal 2006 which is down 500,000 tonnes compared to our prior guidance. For potash, we are projecting sales of 7.9 to 8.3 million tonnes for fiscal 2006, down 400,000 tonnes compared with our prior guidance.

The fertilizer market has cooled off in the past several weeks due to rising energy costs, low grain prices, a slow export market, and customer decisions to delay crop nutrient purchasing. Fertilizer sales have been slow, even taking into account normal seasonal patterns. As a result, fertilizer inventories are rising and margins are under pressure. These conditions could persist in the third quarter. Mosaic’s fourth quarter, however, is expected to be stronger following the typical crop nutrient season pattern.

S,G&A costs are projected to be about $60 million per quarter. As we have noted before, S,G&A costs will benefit from the implementation of a new enterprise resource planning system, which is on track for a summer implementation. This system will allow us to eliminate duplicate systems, and greatly streamline business processes.

Our interest costs are expected to average about $40 million per quarter and this includes about $12 million per quarter of an amortization credit.

Capital expenditures are expected to be in about $350 to $400 million including some synergy projects. Finally, equity earnings are projected to range from $35 to $50 million for Fiscal 2006.

November 2005 33
Sensitivities
($ in millions, except per share data)
Change
Earnings
($ in millions) EPS
Marketing
MOP Price ($/tonne) $10 $54.6 $0.07
Potash Volume (000 tonnes) 500 $37.5 $0.05
DAP Price ($/tonne) $10 $100.0 $0.13
Phosphate Volume (000 tonnes) 500 $10.0 $0.01
Raw Materials
Sulfur ($/lt) $5 $23.9 $0.03
Ammonia ($/mt) $10 $13.6 $0.02
Natural Gas ($/mmbtu) $1.00 $31.2 $0.04

Note that our results can vary widely based upon external trends, as shown by this sensitivity analysis. Clearly, the most upside potential is for our phosphates business. The one raw material that is not on this chart over which we have direct control – rock cost – is an area that is getting significant focus and attention.

As noted earlier, high natural gas prices are a concern as it results in slightly higher costs. In our potash business, natural gas has accounted for about 17% of Mosaic’s cost structure. These energy costs will rise but the Potash business is expected to continue to show high margins. The main impact of higher natural gas on our phosphates business is on the price of ammonia. Today, ammonia accounts for about 40% of the cost per tonne of DAP.

November 2005 34
Mosaic Management Priorities
Focus on Execution & Cash Flow Generation
Cash flow generation
Grow our successful potash business
Harvest cost synergies
Reduce phosphate mining and processing costs
Pay down debt – achieve investment grade status
Demonstrate market leadership
Show operating discipline
Earn the right to grow

In conclusion, let me note that Mosaic has an experienced management team that is driven to deliver superior returns during the industry’s cyclical swings. Our immediate priorities are to harvest the cost synergies and reduce phosphate mining and processing costs. We plan to grow our successful potash business, including the expansion of capacity at Esterhazy.

We are committed to delivering significant annual run rate synergy savings from the combined operation with a total of $145 million by the end of fiscal 2007.

Superior execution means we also are focused on strengthening our balance sheet. Our goal is to become an investment grade company as soon as possible. To reach that goal, we are placing a major emphasis on: improving net cash flow; reducing working capital; and, paying down our debt.

We plan to earn the right to grow. This means we need to further strengthen our balance sheet, complete our merger integration and reduce costs, as we work toward achieving our vision of becoming a global, low-cost producer of crop nutrients.

November 2005 35 http://www.mosaicco.com

I am excited about Mosaic’s prospects. We’ve made good progress during the past year, but realize this is just one step toward our full potential. Thank you.